UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

MARINEMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14173	59-3496957
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18167 U.S. Highway 19 North, Suite 300 Clearwater, Florida	33764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 19, 2011, MarineMax, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect two directors, each to serve for a three-year term expiring in 2014; (2) to approve the Company’s 2011 Stock-Based Compensation Plan; (3) to approve the Company’s Incentive Compensation Program so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code; and (4) to ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2011.
Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on December 10, 2010.
Proposal 1: To elect two directors, each to serve for a three-year term expiring in 2014.

Nominee	For	Against	Abstain	Broker Non-Votes
Michael H. McLamb	18,349,161	1,115,810	181,879	2,206,888
Russell J. Knittel	18,728,695	916,969	1,186	2,206,888
Proposal 2: To approve the Company’s 2011 Stock-Based Compensation Plan.

For	Against	Abstain	Broker Non-Votes
13,314,109	6,325,541	7,200	2,206,888
Proposal 3: To approve the Company’s Incentive Compensation Program so as to take advantage of the benefits of Section 162(m) of the Internal Revenue Code.

For	Against	Abstain	Broker Non-Votes
19,453,759	184,741	8,350	2,206,888

Proposal 4: To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Votes
21,810,888	42,850	0	0
Each of the director nominees and proposals received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2011	MARINEMAX, INC.
/s/ Michael H. McLamb
	Name:	Michael H. McLamb
	Title:	Executive Vice President, Chief Financial Officer and Secretary

3